Ford Credit Auto Lease Trust
             Ford Motor Credit Company

              Monthly Servicing Report

Collection Period                                                       Sep-95
Distribution Date                                                     10/15/95

Ford Credit Auto Lease Trust 1995-1

                                                              Dollar Amount

     Class A-1 Asset Backed Notes                               113,000,000.00
     Class A-2 Asset Backed Notes                               500,521,000.00
     Asset Backed Certificates                                   23,320,978.41


I.  Collections
     Monthly Payments                                            12,122,046.89
     Available Scheduled Termination Sale Proceeds                        0.00
     Voluntary Early Termination Proceeds                         2,591,183.88
     Liquidation Proceeds                                          -428,630.52
     Recoveries                                                      53,197.16
     Payahead Credits                                              -244,313.84
     Administrative Purchase Amounts                                418,052.97

     Total                                                       14,511,536.54

II.  Advances (Settled on Payment Date)
     Sale Proceed Advances
          Beginning of Period                                             0.00
          Plus: Net Change                                                0.00
          End of Period                                                   0.00
     Monthly Payment Advances
          Beginning of Period                                     3,443,990.07
          Plus: Net Change                                          584,319.36
          End of Period                                           4,028,309.43
     Past Due Monthly Payments Not Advanced                               0.00
     Sale Proceeds Not Realized and Not Advanced                          0.00

III.  Principal Balances
     Class A-1 Beginning Principal Balance                       72,267,008.32
     Less:  Reductions to Class A-1 Beginning Principal Bal               0.00
     Class A-1 Ending Principal Balance                          72,267,008.32

     Class A-2 Beginning Principal Balance                      500,521,000.00
     Less:  Reductions to Class A-2 Beginning Principal Bal               0.00
     Class A-2 Ending Principal Balance                         500,521,000.00

     Lease Trust Cert. Beginning Principal Balance               23,320,978.41
     Less:  Reductions to Lease Trust Cert. Beg. Principal                0.00
     Lease Trust Cert. Ending Principal Balance                  23,320,978.41

     Deferred Amount Beginning Balance                           86,735,948.78
     Less:  Reductions to Deferred Amount Beginning Balance               0.00
     Deferred Amount Ending Balance                              86,735,948.78

     Beginning Pool Balance                                     670,013,276.40
          Residual Value Portion of Beginning Pool Balance      525,656,154.12
     Reductions to Pool Balance                                 -12,555,387.66
     Ending Pool Balance                                        657,457,888.74
          Residual Value Portion of Ending Pool Balance         522,074,174.33
          Residual Value of Expired Contracts                             0.00
          Residual Value of Expired Contracts Unsold BOP                  0.00
          Residual Value of Expired Contracts Unsold EOP                  0.00

IV.  Calculation of Pool Factors
     Pool Factor
     Class A-1 Pool Factor                                          0.63953105
     Class A-2 Pool Factor                                          1.00000000
     Lease Trust Certificates Pool Factor                           1.00000000

V.  Payahead Account
     Beginning of the Month Balance                               1,206,605.55
     Plus:  Net Change in Balance                                  -244,313.84
     End of Month Balance                                           962,291.71

VI.  Losses
     Credit Losses                                                2,384,356.33
     Residual Losses                                                      0.00

VII. Delinquency Amounts
     31-60 Days                                                  13,587,186.72
     61-90 Days                                                   2,917,312.89
     91-120 Days                                                    787,491.95
     Over 120 Days                                                  533,220.53

VIII.  Memo Amount
     Administrative Agent Fee                                       558,344.40